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                                                                   Exhibit 23(a)


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 11-258016) pertaining to the Universal American Financial Corp. 401(k) Plan and in the Registration Statement (Form S-2 No. 333-3641) pertaining to the Universal American Financial Corp. Incentive Stock Option Plan, Agents Stock Purchase Plan, Deferred Compensation Plan for Agents, Stock Option Plan for Directors, and Non-qualified Stock Option Plans for Agents and Others, of our report dated March 6, 2000, with respect to the consolidated financial statements and financial statement schedules of Universal American Financial Corp. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                   /s/ Ernst & Young LLP
                                   --------------------------
                                   ERNST & YOUNG LLP


New York, New York
March 29, 2000